Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
THIRD QUARTER 2018 RESULTS

LAKE ZURICH, ILLINOIS, October 30, 2018 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products, today reported its third quarter results for the period ended September 30, 2018.

"Our third quarter results demonstrated momentum in markets outside of the U.S., but continued headwinds from the ongoing commercial customer consolidation in the U.S.," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. "We are very pleased with our accelerated sales and profit growth in EMEA, as well as profit growth and improving sales trends in International. We had a good back-to-school season in North America with sell-through to end consumers up approximately 2% in the U.S., but much lower-than-expected sales to wholesalers amid U.S. commercial channel consolidation. We are taking pricing and cost reduction actions to offset near-term headwinds in the U.S. Our cash flow remains strong and we will continue to profitably manage the channel transition in the U.S. while investing in faster growing geographies, channels and product categories to accelerate our ability to grow."

Third Quarter Results

Net sales decreased 5% to $507.3 million from the prior-year period. Results included a positive 2% contribution from acquisitions and a negative 3% impact from foreign currency. Comparable sales decreased 4% due to lower sales in the U.S., which more than offset growth in EMEA. Net income was $35.6 million, or $0.34 per share, including $2.0 million of restructuring, integration and transaction charges. Net income in the prior-year quarter was $30.6 million, or $0.28 per share, which included $7.3 million of charges. Adjusted net income was $35.7 million, or $0.34 per share, compared to $38.8 million, or $0.35 per share, in the prior-year quarter. The decline in adjusted net income was primarily driven by lower sales, adverse mix and inflation in the U.S., as well as adverse foreign exchange, partially offset by lower incentive compensation expense and a lower tax rate.

Strategic Overview

The company continues to broadly execute its strategy of growing its global portfolio of consumer brands, increasing its presence in faster growing geographies and channels and diversifying its customer base. During the third quarter, the recently-acquired GOBA business in Mexico, consisting of branded school and craft products, performed well and the company saw sales synergies from the 2017 Esselte acquisition through expanded distribution of ACCO Brands products to the broader

Esselte customer base in Europe. The company continues to focus on leveraging its cost structure through synergies and productivity savings to drive long-term profit improvement and continued strong free cash flow generation.

Business Segment Highlights

ACCO Brands North America - Sales of $263.4 million decreased 9% from the prior-year period. The decrease was primarily due to lower sales to U.S. office wholesalers as well as the earlier timing of back-to-school shipments this year compared to last year and reduced sales of calendar products. Operating income of $33.7 million decreased 32% from the prior-year quarter and adjusted operating income of $33.4 million decreased 34% from the prior-year quarter. The year-over-year declines were primarily due to lower sales and lower gross margin, driven by product/customer mix as well as higher inflation from increased material, transportation and tariff costs in the U.S. The company implemented price increases in the U.S. on October 1, 2018, and plans further price increases in early 2019, which, together with cost reduction initiatives, are expected to fully offset known inflation.

ACCO Brands EMEA - Sales of $143.1 million increased 2% from the prior-year period. Foreign exchange accounted for a negative 3% impact. Comparable sales increased 5%, driven by increased volume primarily due to the company's strategic focus on expanding distribution of ACCO Brands products to the broader Esselte customer base in Europe. Operating income of $14.6 million increased 87% from the prior-year period and adjusted operating income of $16.8 million increased 51% from the prior-year period. The increases were primarily due to increased sales, synergy savings related to the integration of the Esselte business and favorable product mix.

ACCO Brands International - Sales of $100.8 million decreased modestly from $101.6 million in the prior-year period. The GOBA acquisition added 10% to sales, but was neutralized by the same level of foreign exchange impact. Operating income of $16.1 million increased 44% and adjusted operating income of $16.2 million increased 27%. Excluding charges, the improvement in operating income was primarily due to operating efficiencies in Australia/New Zealand and the acquisition.

Nine Month Results

Net sales increased 2% from the prior-year period to $1.41 billion. Acquisitions contributed 4% and foreign exchange contributed 1%. Comparable sales declined 2%, primarily due to lower sales to wholesalers in the U.S., partially offset by growth in EMEA. Net income was $71.7 million, or $0.66 per share, including $12.3 million of restructuring, integration and transaction charges. This compared to net income of $57.7 million, or $0.52 per share, in the prior-year period, which included $28.1 million of charges, net of other one-time items. Adjusted net income increased to $79.1 million, or $0.73 per share, from $78.9 million, or $0.71 per share, in the prior-year period. The improvement in adjusted net income was primarily the result of growth in EMEA, lower incentive compensation expense and a lower tax rate, which was largely offset by lower sales and profit in the U.S.

Capital Allocation

In the third quarter the company repurchased 1.9 million shares of stock for a total of $24.8 million, reduced gross debt by $58 million and paid dividends totaling $6.2 million. During the nine-month period the company repurchased 6.0 million shares of stock for a total of $75.0 million, and paid $18.9 million in dividends. The company continues to generate strong annual cash flow and its capital allocation priorities remain debt reduction, share repurchases, dividends, and funding strategic acquisitions. The company continues to target a long-term net leverage ratio in the range of 2.0x-2.5x.

Business Outlook

The company is lowering its 2018 outlook primarily due to lower expected sales to U.S. office wholesalers, higher inflation and tariffs in the U.S. and adverse foreign exchange. The company now expects 2018 sales growth of 1% versus 3% previously, adjusted earnings per share of $1.15 to $1.20 versus $1.33 to $1.37 previously, and free cash flow of approximately $150 million versus approximately $180 million previously.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted operating income, adjusted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), free cash flow, adjusted free cash flow, effective tax rate and comparable net sales. We have included a description of each of these measures and a reconciliation to the most directly comparable GAAP financial measure in the tables attached to this press release.

We use the non-GAAP financial measures both in the internal evaluation and management of our business and to explain our results to stockholders and the investment community. Senior management’s incentive compensation is derived, in part, using certain of these measures. We believe these measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful comparisons and enhance an overall understanding of our past financial performance and our future prospects. The non-GAAP results are an indication of our baseline performance before gains, losses or other charges that we considered to be outside our core operating results.

The non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, acquisition-related expenses, foreign currency fluctuation, and other one-time or non-recurring items. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

This press release also provides forward-looking non-GAAP adjusted earnings per share, adjusted free cash flow and normalized tax rate. We do not provide a reconciliation of forward-looking adjusted earnings per share or tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our business outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the timing, cost and synergies expected from integration of acquisitions; impact of the recent changes in U.S. tax laws and trade policies; changes in the macro environment; fluctuations in foreign currency rates and share count; changes in the competitive landscape, including ongoing uncertainties driven by the consolidation in the traditional office products channels, and consumer behavior; as well as other factors described below.

Among the factors that could cause actual results to differ materially from our forward-looking statements are: a relatively limited number of large customers account for a significant percentage of our sales; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environments in which we operate, including ongoing uncertainties driven by the consolidation in the traditional office products channels; risks associated with shifts in the channels of distribution for our products; our ability to develop and market innovative products that meet consumer demands; our ability to grow profitably through acquisitions and expand our product assortment into new and adjacent categories; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including synergies; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure; risks associated with a cybersecurity incident or information security breach; our ability to successfully expand our business in emerging markets which generally expose us to greater financial, operational, regulatory and compliance and other risks; risks associated with raw material, labor and transportation availability and cost fluctuations; the effects of the U.S. Tax Cuts and Jobs Act; risks associated with the changes to U.S. government policies, including increased import tariffs and other changes in trade relations and policies; the impact of litigation or other legal proceedings; consumer spending decisions during periods of economic uncertainty or weakness; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements and the costs of compliance; the sufficiency of investment returns on pension assets and risks related to actuarial assumptions; any impairment of our intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; the bankruptcy or financial instability of our customers and suppliers; our failure to comply with customer contracts; our ability to secure, protect and maintain our intellectual property rights; product liability claims or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions)	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$95.0	$76.9
Accounts receivable, net	421.2	469.3
Inventories	332.1	254.2
Other current assets	48.3	29.2
Total current assets	896.6	829.6
Total property, plant and equipment	643.5	645.2
Less: accumulated depreciation	(377.3)	(366.7)
Property, plant and equipment, net	266.2	278.5
Deferred income taxes	118.2	137.9
Goodwill	684.4	670.3
Identifiable intangibles, net	802.0	839.9
Other non-current assets	35.8	42.9
Total assets	$2,803.2	$2,799.1
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$54.8	$43.2
Accounts payable	211.5	178.2
Accrued compensation	42.5	60.9
Accrued customer program liabilities	120.0	141.1
Accrued interest	6.6	1.2
Other current liabilities	113.8	113.8
Total current liabilities	549.2	538.4
Long-term debt, net	958.6	889.2
Deferred income taxes	173.9	177.1
Pension and post-retirement benefit obligations	242.7	275.5
Other non-current liabilities	129.7	144.8
Total liabilities	2,054.1	2,025.0
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(33.9)	(26.4)
Paid-in capital	1,938.2	1,999.7
Accumulated other comprehensive loss	(470.7)	(461.1)
Accumulated deficit	(685.6)	(739.2)
Total stockholders' equity	749.1	774.1
Total liabilities and stockholders' equity	$2,803.2	$2,799.1

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017 (A)	% Change	2018	2017 (A)	% Change
Net sales	$507.3	$532.2	(5)%	$1,411.9	$1,382.0	2%
Cost of products sold	346.5	354.0	(2)%	961.2	924.1	4%
Gross profit	160.8	178.2	(10)%	450.7	457.9	(2)%
Operating costs and expenses:
Selling, general and administrative expenses	92.8	109.8	(15)%	294.6	308.2	(4)%
Amortization of intangibles	9.4	9.4	—%	27.2	26.4	3%
Restructuring charges	1.1	2.3	(52)%	7.9	16.1	(51)%
Total operating costs and expenses	103.3	121.5	(15)%	329.7	350.7	(6)%
Operating income	57.5	56.7	1%	121.0	107.2	13%
Non-operating expense (income):
Interest expense	11.6	10.7	8%	30.9	31.3	(1)%
Interest income	(1.1)	(1.6)	(31)%	(3.5)	(4.9)	(29)%
Non-operating pension income	(2.6)	(2.0)	30%	(7.1)	(6.2)	15%
Other expense (income), net	0.6	(0.2)	NM	1.6	(1.0)	NM
Income before income tax	49.0	49.8	(2)%	99.1	88.0	13%
Income tax expense	13.4	19.2	(30)%	27.4	30.3	(10)%
Net income	$35.6	$30.6	16%	$71.7	$57.7	24%

Per share:
Basic income per share	$0.34	$0.28	21%	$0.68	$0.53	28%
Diluted income per share	$0.34	$0.28	21%	$0.66	$0.52	27%

Weighted average number of shares outstanding:
Basic	103.8	108.1		105.6	108.6
Diluted	105.9	110.3		107.9	111.5

Dividends per common share	$0.06	$—		$0.18	$—

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017		2018	2017
Gross profit (Net sales, less Cost of products sold)	31.7%	33.5%		31.9%	33.1%
Selling, general and administrative expenses	18.3%	20.6%		20.9%	22.3%
Operating income	11.3%	10.7%		8.6%	7.8%
Income before income tax	9.7%	9.4%		7.0%	6.4%
Net income	7.0%	5.7%		5.1%	4.2%
Income tax rate	27.3%	38.6%		27.6%	34.4%
(A) 2017 historical data has been restated for ASU No. 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which is effective for the Company in the first quarter of 2018. This new standard requires presentation of all components of net periodic pension and postretirement benefit costs, other than service costs, in an income statement line item outside of a subtotal of income from operations. This has resulted in the reclass of $2.0 million and $6.2 million of income out of operating income into the account "non-operating pension income" for the three and nine months ended September 30, 2017, respectively.

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in millions)	2018	2017
Operating activities
Net income	$71.7	$57.7
Amortization of inventory step-up	—	0.9
Loss on disposal of assets	0.1	0.2
Depreciation	25.5	26.3
Amortization of debt issuance costs	1.5	2.4
Amortization of intangibles	27.2	26.4
Stock-based compensation	6.0	11.9
Loss on debt extinguishment	0.3	—
Changes in balance sheet items:
Accounts receivable	46.2	64.6
Inventories	(81.2)	(48.4)
Other assets	(0.6)	(5.0)
Accounts payable	39.1	(3.5)
Accrued expenses and other liabilities	(58.1)	(20.0)
Accrued income taxes	7.0	2.2
Net cash provided by operating activities	84.7	115.7
Investing activities
Additions to property, plant and equipment	(26.3)	(18.8)
Proceeds from the disposition of assets	0.2	0.1
Cost of acquisitions, net of cash acquired	(37.3)	(292.3)
Net cash used by investing activities	(63.4)	(311.0)
Financing activities
Proceeds from long-term borrowings	217.4	474.1
Repayments of long-term debt	(118.3)	(180.5)
Payments for debt issuance costs	(0.6)	(3.5)
Dividends paid	(18.9)	—
Repurchases of common stock	(75.0)	(36.3)
Payments related to tax withholding for stock-based compensation	(7.5)	(9.3)
Proceeds from the exercise of stock options	6.8	3.2
Net cash provided by financing activities	3.9	247.7
Effect of foreign exchange rate changes on cash and cash equivalents	(7.1)	6.0
Net increase in cash and cash equivalents	18.1	58.4
Cash and cash equivalents
Beginning of the period	76.9	42.9
End of the period	$95.0	$101.3

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following table sets forth a reconciliation of certain Income Statement information reported in accordance with GAAP to adjusted Non-GAAP Information.

	Three Months Ended September 30, 2018						Three Months Ended September 30, 2017
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Selling, general and administrative expenses	$92.8	18.3%	$(0.9)	(A.2)	$91.9	18.1%	$109.8	20.6%	$(5.0)	(A.2)	$104.8	19.7%	(12)%
Restructuring charges	1.1		(1.1)	(A.3)	—		2.3		(2.3)	(A.3)	—		NM
Operating income	57.5	11.3%	2.0		59.5	11.7%	56.7	10.7%	7.3		64.0	12.0%	(7)%
Interest expense	11.6		(0.6)	(A.4)	11.0		10.7		—		10.7		3%
Non-operating pension income	(2.6)		0.6	(A.5)	(2.0)		(2.0)		—		(2.0)		—%
Income before income tax	49.0	9.7%	2.0		51.0	10.1%	49.8	9.4%	7.3		57.1	10.7%	(11)%
Income tax expense	13.4		1.9	(A.7)	15.3		19.2		(0.9)	(A.7)	18.3		(16)%
Income tax rate	27.3%				30.0%		38.6%				32.0%
Net income	$35.6	7.0%	$0.1		$35.7	7.0%	$30.6	5.7%	$8.2		$38.8	7.3%	(8)%
Diluted income per share	$0.34		$—		$0.34		$0.28		$0.07		$0.35		(3)%
Weighted average number of shares outstanding:	105.9				105.9		110.3				110.3

	Nine Months Ended September 30, 2018						Nine Months Ended September 30, 2017
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$450.7	31.9%	$—		$450.7	31.9%	$457.9	33.1%	$0.9	(A.1)	$458.8	33.2%	(2)%
Selling, general and administrative expenses	294.6	20.9%	(4.4)	(A.2)	290.2	20.6%	308.2	22.3%	(13.1)	(A.2)	295.1	21.4%	(2)%
Restructuring charges	7.9		(7.9)	(A.3)	—		16.1		(16.1)	(A.3)	—		NM
Operating income	121.0	8.6%	12.3		133.3	9.4%	107.2	7.8%	30.1		137.3	9.9%	(3)%
Interest expense	30.9		(0.6)	(A.4)	30.3		31.3		—		31.3		(3)%
Non-operating pension income	(7.1)		0.6	(A.5)	(6.5)		(6.2)		—		(6.2)		5%
Other expense (income), net	1.6		—		1.6		(1.0)		2.0	(A.6)	1.0		60%
Income before income tax	99.1	7.0%	12.3		111.4	7.9%	88.0	6.4%	28.1		116.1	8.4%	(4)%
Income tax expense	27.4		4.9	(A.7)	32.3		30.3		6.9	(A.7)	37.2		(13)%
Income tax rate	27.6%				29.0%		34.4%				32.0%
Net income	$71.7	5.1%	$7.4		$79.1	5.6%	$57.7	4.2%	$21.2		$78.9	5.7%	—%
Diluted income per share	$0.66		$0.07		$0.73		$0.52		$0.19		$0.71		3%
Weighted average number of shares outstanding:	107.9				107.9		111.5				111.5

Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
"Adjusted" results exclude restructuring charges, amortization of the step-up in value of finished goods, transaction and integration expenses associated with the acquisitions of Esselte Group Holdings AB ("Esselte"), Pelikan Artline and GOBA Internacional, S.A. de C.V ("GOBA"). In addition, "Adjusted" results exclude other one-time or non-recurring items and all unusual income tax items, including income taxes related to the aforementioned items; in addition, income taxes have been recalculated at a normalized tax rate of 29% for 2018 and 32% for 2017.

1.	Represents the adjustment related to the amortization of step-up in the value of finished goods inventory associated with the acquisition of Esselte in 2017.

2.	Represents the elimination of transaction and integration expenses associated with the acquisitions of Esselte (in 2018 and 2017), Pelikan Artline (in 2017 only) and GOBA (in 2018 only).

3.	Represents the elimination of restructuring charges.

4.	Represents the elimination of forward points on a hedged intercompany loan for the GOBA acquisition.

5.	Represents the elimination of a pension curtailment gain related to a restructuring project for the integration of Esselte.

6.
Represents the foreign currency gain of $2.3 million related to the settlement of certain intercompany transactions in the second quarter of 2017, and the write-off of $0.3 million in debt issuance costs and other costs associated with the Company's refinancing in the first quarter of 2017 related to the Esselte acquisition.

7.
Primarily reflects the tax effect of the adjustments outlined in items A.1-4 above and adjusts the company's effective tax rate to a normalized rate of 29% for 2018 (the Company adjusted the rate in the third quarter of 2018 to 29% from 28%, due to lower forecasted U.S. income; the impact for the quarter and year-to-date was $1.1 million) and 32% for 2017. The lower normalized tax rate for 2018 is primarily due to the effect of the U.S. Tax Cuts and Jobs Act. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions and changes in tax laws.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions)

"Adjusted EBITDA" represents net income after adding back depreciation; stock-based compensation expense; amortization of intangibles; interest expense, net; other expense (income), net; and income tax expense. Adjusted EBITDA also excludes the amortization of the step-up in value of finished goods inventory, transaction, integration, restructuring charges and a pension curtailment gain related to a restructuring project for the integration of Esselte within the ACCO Brands EMEA segment. The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Net income	$35.6	$30.6	16%	$71.7	$57.7	24%
Inventory step-up amortization	—	—	—%	—	0.9	(100)%
Transaction and integration expenses	0.9	5.0	(82)%	4.4	13.1	(66)%
Restructuring charges	1.1	2.3	(52)%	7.9	16.1	(51)%
Pension curtailment gain	(0.6)	—	NM	(0.6)	—	NM
Depreciation	8.0	8.5	(6)%	25.5	26.3	(3)%
Stock-based compensation	(1.2)	4.1	NM	6.0	11.9	(50)%
Amortization of intangibles	9.4	9.4	—%	27.2	26.4	3%
Interest expense, net	10.5	9.1	15%	27.4	26.4	4%
Other expense (income), net	0.6	(0.2)	NM	1.6	(1.0)	NM
Income tax expense	13.4	19.2	(30)%	27.4	30.3	(10)%
Adjusted EBITDA (non-GAAP)	$77.7	$88.0	(12)%	$198.5	$208.1	(5)%

Adjusted EBITDA as a % of Net Sales	15.3%	16.5%		14.1%	15.1%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)
(In millions)

"Free Cash Flow" represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. "Adjusted Free Cash Flow" excludes transaction and integration expenses. The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow and Adjusted Free Cash Flow.

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	2018 Guidance
Net cash provided by operating activities	$84.7	$115.7	$186

Net cash (used) provided by:
Additions to property, plant and equipment	(26.3)	(18.8)	(36)
Proceeds from the disposition of assets	0.2	0.1	—
Free cash flow (non-GAAP)	58.6	97.0	150

Transaction and integration expenses - cash	6.0	11.0	6
Adjusted free cash flow (non-GAAP)	$64.6	$108.0	$156

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions)

	2018					2017					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (B)	Margin (B)	Net Sales	(Loss) (A)	Items	(Loss) (B)	Margin (B)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$165.6	$2.9	$1.8	$4.7	2.8%	$174.9	$5.8	$1.4	$7.2	4.1%	$(9.3)	(5.3)%	$(2.5)	(35)%	(130)
ACCO Brands EMEA	154.5	14.1	3.3	17.4	11.3%	96.5	3.6	1.9	5.5	5.7%	58.0	60.1%	11.9	216%	560
ACCO Brands International	85.7	5.8	0.8	6.6	7.7%	88.4	10.1	0.6	10.7	12.1%	(2.7)	(3.1)%	(4.1)	(38)%	(440)
Corporate	—	(11.1)	0.4	(10.7)		—	(12.3)	2.9	(9.4)		—		(1.3)
Total	$405.8	$11.7	$6.3	$18.0	4.4%	$359.8	$7.2	$6.8	$14.0	3.9%	$46.0	12.8%	$4.0	29%	50

Q2:
ACCO Brands North America	$282.8	$51.5	$1.6	$53.1	18.8%	$280.6	$51.7	$2.8	$54.5	19.4%	$2.2	0.8%	$(1.4)	(3)%	(60)
ACCO Brands EMEA	140.5	8.4	1.8	10.2	7.3%	128.5	(0.6)	8.5	7.9	6.1%	12.0	9.3%	2.3	29%	120
ACCO Brands International	75.5	3.3	0.3	3.6	4.8%	80.9	4.0	3.9	7.9	9.8%	(5.4)	(6.7)%	(4.3)	(54)%	(500)
Corporate	—	(11.4)	0.3	(11.1)		—	(11.8)	0.8	(11.0)		—		(0.1)
Total	$498.8	$51.8	$4.0	$55.8	11.2%	$490.0	$43.3	$16.0	$59.3	12.1%	$8.8	1.8%	$(3.5)	(6)%	(90)

Q3:
ACCO Brands North America	$263.4	$33.7	$(0.3)	$33.4	12.7%	$290.3	$49.6	$0.7	$50.3	17.3%	$(26.9)	(9.3)%	$(16.9)	(34)%	(460)
ACCO Brands EMEA	143.1	14.6	2.2	16.8	11.7%	140.3	7.8	3.3	11.1	7.9%	2.8	2.0%	5.7	51%	380
ACCO Brands International	100.8	16.1	0.1	16.2	16.1%	101.6	11.2	1.6	12.8	12.6%	(0.8)	(0.8)%	3.4	27%	350
Corporate	—	(6.9)	—	(6.9)		—	(11.9)	1.7	(10.2)		—		3.3
Total	$507.3	$57.5	$2.0	$59.5	11.7%	$532.2	$56.7	$7.3	$64.0	12.0%	$(24.9)	(4.7)%	$(4.5)	(7)%	(30)

Q4:
ACCO Brands North America						$253.2	$45.3	$0.9	$46.2	18.2%
ACCO Brands EMEA						177.5	21.2	3.8	25.0	14.1%
ACCO Brands International						136.1	25.6	0.1	25.7	18.9%
Corporate						—	(14.8)	2.6	(12.2)
Total						$566.8	$77.3	$7.4	$84.7	14.9%

YTD:
ACCO Brands North America	$711.8	$88.1	$3.1	$91.2	12.8%	$999.0	$152.4	$5.8	$158.2	15.8%
ACCO Brands EMEA	438.1	37.1	7.3	44.4	10.1%	542.8	32.0	17.5	49.5	9.1%
ACCO Brands International	262.0	25.2	1.2	26.4	10.1%	407.0	50.9	6.2	57.1	14.0%
Corporate	—	(29.4)	0.7	(28.7)		—	(50.8)	8.0	(42.8)
Total	$1,411.9	$121.0	$12.3	$133.3	9.4%	$1,948.8	$184.5	$37.5	$222.0	11.4%

(A) 2017 historical data has been restated for ASU No. 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which is effective for the Company in the first quarter of 2018. This new standard requires presentation of all components of net periodic pension and postretirement benefit costs, other than service costs, in an income statement line item outside of a subtotal of income from operations. This has resulted in the reclass of $8.5 million of income out of operating income into the account "non-operating pension income/costs" for the annual period ended December 31, 2017.

(B) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for a description of adjusted items on page 10.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

				Comparable				Comparable
	Net Sales	Currency		Net Sales	Net Sales	Currency		Net Sales
	Change	Translation	Acquisition	Change (A)	Change	Translation	Acquisition	Change (A)
Q1 2018:
ACCO Brands North America	(5.3)%	0.5%	0.5%	(6.3)%	$(9.3)	$0.9	$0.9	$(11.1)
ACCO Brands EMEA	60.1%	14.2%	44.2%	1.7%	58.0	13.7	42.7	1.6
ACCO Brands International	(3.1)%	2.7%	0.7%	(6.5)%	(2.7)	2.4	0.6	(5.7)
Total	12.8%	4.7%	12.3%	(4.2)%	$46.0	$17.0	$44.2	$(15.2)

Q2 2018:
ACCO Brands North America	0.8%	0.5%	—%	0.3%	$2.2	$1.3	$—	$0.9
ACCO Brands EMEA	9.3%	6.5%	—%	2.8%	12.0	8.3	—	3.7
ACCO Brands International	(6.7)%	(1.9)%	—%	(4.8)%	(5.4)	(1.5)	—	(3.9)
Total	1.8%	1.7%	—%	0.1%	$8.8	$8.1	$—	$0.7

Q3 2018:
ACCO Brands North America	(9.3)%	(0.5)%	—%	(8.8)%	$(26.9)	$(1.4)	$—	$(25.5)
ACCO Brands EMEA	2.0%	(2.7)%	—%	4.7%	2.8	(3.8)	—	6.6
ACCO Brands International	(0.8)%	(10.1)%	9.8%	(0.5)%	(0.8)	(10.3)	10.0	(0.5)
Total	(4.7)%	(2.9)%	1.9%	(3.7)%	$(24.9)	$(15.5)	$10.0	$(19.4)

2018 YTD:
ACCO Brands North America	(4.6)%	0.1%	0.1%	(4.8)%	$(34.0)	$0.8	$0.9	$(35.7)
ACCO Brands EMEA	19.9%	5.0%	11.7%	3.2%	72.8	18.2	42.7	11.9
ACCO Brands International	(3.3)%	(3.5)%	3.9%	(3.7)%	(8.9)	(9.4)	10.6	(10.1)
Total	2.2%	0.7%	3.9%	(2.4)%	$29.9	$9.6	$54.2	$(33.9)
(A) Comparable net sales excluding acquisitions and with current period foreign operation sales translated at prior-year currency rates.